ASSET PURCHASE AGREEMENT





                                     between


                             WATKINS-JOHNSON COMPANY

                                       and

                           SAMSUNG SEMICONDUCTOR, INC.













                          dated as of December 31, 1997

                            ASSET PURCHASE AGREEMENT




                  THIS IS AN ASSET PURCHASE AGREEMENT dated as of December 31, 1997 by and between WATKINS-JOHNSON COMPANY, a California corporation ("Buyer"), and SAMSUNG SEMICONDUCTOR, INC., a California corporation ("Seller").



                               B A C K G R O U N D


                  Through its Samsung Microwave Semiconductor Division, Seller owns and operates a gallium arsenide wafer and semiconductor devices business. Buyer and Seller desire that Buyer purchase substantially all the tangible and certain other assets of that business. The purpose of this Agreement is to memorialize the terms and conditions under which that will take place.


ACCORDINGLY, THE PARTIES HEREBY AGREE AS FOLLOWS:

                                    ARTICLE I

                               CERTAIN DEFINITIONS


                  As used in this Agreement and in addition to the other terms defined before and after this Article I, where they appear with initial capital letters these terms have these meanings:


                  "Affiliate" means, as to any entity, any other entity that directly or indirectly Controls, is Controlled by or is under common Control with, such entity.


                  "Agreement" means this Asset Purchase Agreement (including all its Schedules and Exhibits), as it (and they) may be amended in accordance with
Section 9.6.


                  "Ancillary Agreements" means the License Agreement and the New Sublease.


                  "Assets" has the meaning set forth in Section 2.3.


                  "Assumed Obligations" means the obligations of Seller under the Executory Contracts, to the extent those obligations are first required to be performed by Seller after the Closing under the terms of those agreements.

                  "Buyer Indemnitee" has the meaning set forth in Section 7.1.


                  "Closing" has the meaning set forth in Section 2.8.


                  "Closing Date" has the meaning set forth in Section 2.8.


                  "Control" and correlative terms mean, with respect to an entity, the direct or indirect power (whether through the ownership of securities, by contract or otherwise) to elect more than 50 percent of the directors or similar functionaries of that entity.


                  "Current Sublease" means the Sublease under which Seller currently leases the Property from Harris Corporation.


                  "Customer Agreements" means all the agreements (including all amendments) to which Seller is a party respecting the sale of Products (i.e., backlog), by Seller to customers of Seller (including agreements or arrangements with Affiliates of Seller and with divisions and business units of Seller other than the GaAs Business), that are wholly or partially executory as of the Closing.

                  "Employees" means the employees of Seller whose sole or principal responsibilities with Seller relate to Seller's GaAs Business, as opposed to one or more of the other divisions or businesses of Seller.


                  "Environmental Laws" means all laws, rules, regulations, standards, permits, licenses and orders, whether legislative, judicial or administrative, that relate to the condition of the air, ground or surface water, land or other parts of the environment; to the Release or potential Release of any Hazardous Substance into the air, ground or surface water, land or other parts of the environment; to the presence of any Hazardous Substance or of any substance that could become a Hazardous Substance; or to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation or other handling of any Hazardous Substance.


                  "Environmental Liability" means any violation of any Environmental Law arising from any act, omission, condition or circumstance that occurred during the period indicated in the phrase or sentence in which the term "Environmental Liability" is used, as well as any claim by any Governmental Authority or other "third party" asserting any such violation.

                  "Equipment   Leases"  means  all  the  leases  (including  all
amendments), under which Seller leases the Leased Tangible Property, that are wholly or partially executory as of the Closing.


                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.


                  "Escrow Agreement" means the escrow agreement among Buyer, Seller and Escrow Holder dated as of December 10, 1997 respecting Buyer's $500,000 deposit.


                  "Escrow Holder" means Union Bank of California, a National Association.


                  "Excluded Assets" has the meaning set forth in Section 2.4.


                  "Executory Contracts" means the Customer Agreements, the Equipment Leases, the Supply Agreements and the Other Executory Contracts.


                  "Expense Statements" has the meaning set forth in Section 3.4.

                  "Expiration  Date"  has the  several  meanings  set  forth  in
Section 7.4.


                  "GaAs Business" means the design, development, manufacture and marketing of Products.


                  "Governmental Authority" means any body or instrumentality of any government.


                  "Hazardous Substance" means any hazardous, toxic or dangerous waste, substance, pollutant, contaminant, radiation or material defined or effectively characterized as such in any Environmental Law or other requirement of any Governmental Authority relating to, or imposing liability or standards of or for conduct concerning, any hazardous, toxic or dangerous waste, substance, pollutant, contaminant, radiation or material, or any petroleum or petroleum-based products.


                  "Indemnitee" has the meaning set forth in Section 7.3.


                  "Indemnitor" has the meaning set forth in Section 7.3.


                  "Inventories" means all supplies, materials, parts and components that were acquired by Seller for use in, or in the normal course of Seller's business are held by Seller for use in, Seller's GaAs Business, all work-in-process of Seller's GaAs Business and all finished Products.

                  "Knowledge" means the actual knowledge of any management Employee, as well as knowledge that such an Employee could reasonably be expected to have. However, "Knowledge" as used in the License Agreement refers only to the actual knowledge of at least one management Employee.


                  "Leased Tangible Property" means the equipment, furniture, other tangible personal property and fixtures leased by Seller and used or usable solely or primarily in Seller's GaAs Business.


                  "License Agreement" means a license agreement between Buyer and Seller in the form of Exhibit A.


                  "Lien" means any mortgage, deed of trust, pledge, assessment, security interest, lease, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale contract, title retention contract or other contract to grant or create any of the foregoing.

                  "Losses" means any and all claims, losses, judgments, liabilities, settlements, fines, penalties, interest, costs and expenses (including all reasonable attorneys' fees and disbursements incurred in defending third-party claims). "Losses" include a diminution in value of any Asset or the GaAs Business, even absent a claim by a third party.


                  "Material Adverse Effect" means any fact, circumstance, event or occurrence that materially and adversely affects or might materially and adversely affect the Property or the Assets, or the results of operations or condition of Seller's GaAs Business.


                  "New Sublease" means a sublease agreement respecting the Property between Buyer and Seller in the form of Exhibit B.


                  "Offerees" has the meaning set forth in Section 5.5.


                  "Other Executory Contracts" means all the agreements (including all amendments) of Seller that are not Customer Agreements, Supply Agreements or Equipment Leases, which relate solely or primarily to the Assets or the conduct of Seller's GaAs Business, that are wholly or partially executory as of the Closing. However, "Other Executory Contracts" does not include the agreements that would meet this definition but which are included among the Excluded Assets. See Section 2.4.


                  "Owned Tangible Property" means the equipment, furniture, other tangible personal property and fixtures owned by Seller and used or usable solely or primarily in Seller's GaAs Business, except for the Leased Tangible Property and the Inventories.


                  "Parties" means Buyer and Seller.  See also Section 9.5.


                  "Permits" has the meaning set forth in Section 3.14.


                  "Person" means any individual or entity including, without limitation, any Governmental Authority.


                  "Plan" has the meaning set forth in Section 3.11.


                  "Products" means all gallium arsenide products designed, developed, manufactured or marketed by Seller including, without limitation, all wafers, transistors, monolithic microwave integrated circuits and other semiconductor devices, as well as combinations of such devices and other electronic components that form integrated components or assemblies.


                  "Property" means the real estate, improvements and fixtures consisting of or located on the premises leased by Seller under the Current Sublease.


                  "Regional Board" means the California Regional Water Quality Control Board.


                  "Release" means any spill, leak, pumping, pouring, emitting, emptying, discharge, injection, escape, leaching, dumping or other disposal in any amount.


                  "Seller Indemnitees" has the meaning set forth in Section 7.2.


                  "Seller's  Consultant"  has the  meaning  set forth in Section
                  5.9.


                  "SHN" means SHN Consulting Engineers and Geologists.


                  "Supply Agreements" means all the agreements (including all amendments) to which Seller is a party (including agreements or arrangements with Affiliates of Seller and divisions and business units of Seller other than the GaAs Business), respecting any supplies, materials, parts or components that are acquired by Seller for use in, or in the normal course of Seller's GaAs Business are held for use in, Seller's GaAs Business, that are wholly or partially executory as of the Closing.


                  "Tangible Property" means the Owned Tangible Property and the Leased Tangible Property.


                  "Tax Code" means the Internal Revenue Code of 1986, as amended.


                  "Taxes" means all taxes and governmental levies, however denominated, including any additions to tax, interest and penalties that may become payable in respect thereof, imposed by any Governmental Authority, including all income taxes, payroll and employee withholding taxes, other withholding taxes, backup withholding taxes, unemployment insurance, social security, sales and use taxes, excise taxes, gross receipts taxes, occupation taxes, real, tangible and intangible property taxes, transfer taxes, penalties and taxes related to information reporting with respect to taxes, workers' compensation and other obligations of the same or similar nature.

                  "Third-Party Claim" has the meaning set forth in Section 7.3.


The definitions assigned to the terms in this Article I apply to both the singular and plural of such terms. Except as otherwise expressly provided in this Agreement, all references in this Agreement to Articles, Sections, Subsections, Schedules and Exhibits are to Articles, Sections, Subsections, Schedules and Exhibits of or to this Agreement. All dollar figures in this Agreement refer to U.S. dollars.

                                   ARTICLE II

                           PURCHASE, SALE AND CLOSING


         2.1 Purchase and Sale. At the Closing: (a) Buyer shall purchase all the Assets from Seller; (b) Seller shall sell all the Assets to Buyer; (c) Buyer shall pay for the Assets as provided in Section 2.2 and (d) Buyer shall assume all the Assumed Obligations. At the Closing, the Parties shall exchange appropriate bills of sale and assumption documents to memorialize these events.


         2.2 Purchase Price. The purchase price payable by Buyer to Seller for the Assets shall be $6 million. Buyer shall pay that purchase price at the Closing as follows: (a) pursuant to joint written instructions by Buyer and Seller to Escrow Holder, Escrow Holder shall wire transfer the $500,000 deposited with Escrow Holder under the Escrow Agreement, together with all interest accrued on that deposit, to an account of Seller designated by Seller and (b) Buyer shall pay the balance of the $6 million (i.e., $6 million minus the amount of that deposit and interest) by means of a wire transfer to that same account or, if time does not permit, by check.


         2.3 Description of the Assets. The "Assets" consist of all the assets (other than the Excluded Assets) of any and every type whatsoever that are solely or primarily used or usable by Seller in conducting its GaAs Business including, without limitation:


                  (a) all the Owned Tangible Property (including, without limitation, the waste water treatment equipment that Seller had been leasing but which Seller purchased on December 31, 1997);


                  (b) all of Seller's rights under the Executory Contracts;


                  (c) all the Inventories as of the Closing;

                  (d) all of Seller's rights under all insurance policies, other rights to indemnification or contribution, and warranty rights, in each such case relating to any of the Assets not described in this paragraph (d);


                  (e) the Permits, to the extent they are transferable (but not to the extent they are not transferable);


                  (f) a set of originals or copies of all of Seller's records and documents, including computerized records, used solely or primarily in or in connection with Seller's GaAs Business (including, without limitation, all management information systems data that are currently embodied in software), except for personnel records relating to (i) Employees who do not become employees of Buyer and (ii) Employees who do become employees of Buyer but which cannot be lawfully disclosed to Buyer (it being understood that Seller may retain originals or copies of all such items and may make reasonable use of the information contained in those items) and


                  (g) the "deliverables" specified in the License Agreement (it being understood that the rights to intellectual property embodied by or reflected in those deliverables or in the items referenced in paragraph (f) above are not Assets and instead are being addressed in, and shall be governed by, the License Agreement).


         2.4 Excluded Assets. The Assets do not include the Excluded Assets. The Excluded Assets consist of Seller's:


                  (a) cash, cash equivalents and receivables;


                  (b) rights to the "Samsung" name, as well as all names that use that name or could reasonably be expected to be confused with that name;


                  (c) rights under the Current Sublease, except that virtually all of those rights are being conferred on Buyer by the New Sublease;


                  (d) assets that are not used or usable by Seller solely or primarily in Seller's GaAs Business;


                  (e)   distributorship   agreements  or  sales   representative
agreements;


                  (f) rights under the Asset Purchase Agreement dated April 26, 1993 between Samsung Electronics Co., Ltd. and Harris Corporation and the agreements entered into in connection with the signing of, and closing under, that Asset Purchase Agreement and


                  (g) the intellectual property and similar rights addressed in the License Agreement.


         2.5 No Other Assumptions. Except for the Assumed Obligations, Buyer shall not assume any obligations or liabilities of Seller of any nature whatsoever.


         2.6 Prorations. All expenses (including, without limitation, all prepaid expenses) associated with the Assets (for example, for utilities consumed at the Property) shall be prorated, as between Seller and Buyer, as of the close of business on the Closing Date. The prorations shall be based on the number of days elapsed during the relevant period that includes the close of business on the Closing Date, unless that methodology would be manifestly unfair.


         2.7 Transfer Taxes. Seller shall pay any and all sales and other transfer Taxes resulting from Seller's sale of the Assets to Buyer. Buyer shall exercise reasonable efforts to assist Seller in minimizing those Taxes.

         2.8 Closing. The closing of the purchase and sale of the Assets (the "Closing") shall take place as soon as possible after this Agreement is signed and each of the conditions set forth in Article VI shall have been satisfied or waived by the appropriate Party. The date the Closing takes place is referred to in this Agreement as the "Closing Date". The Closing shall take place at the offices of Heller Ehrman White & McAuliffe, 525 University Avenue, Palo Alto, California, unless otherwise agreed by the Parties.


         2.9 Allocation of Purchase Price. The Parties have allocated the purchase price for the Assets among the various classes of the Assets and have initialed that allocation. The Parties have negotiated that allocation in good faith. They shall file their respective tax returns in accordance with that allocation.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                                       OF
                                     SELLER


                  Seller hereby represents and warrants to Buyer that, except as specifically set forth as an exception to one or more representations or warranties in one or more of the Schedules to this Agreement:


         3.1 Due Organization. Seller is a California corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite power and authority to own and operate the Assets and to carry the GaAs Business as it is now being conducted.


         3.2 Authority and Enforceability. Seller has all requisite power and authority to enter into and perform this Agreement and the Ancillary Agreements. The signing, delivery and performance of this Agreement and the Ancillary Agreements by Seller have been duly and validly authorized by Seller's board of directors. Seller's sole shareholder need not approve the signing, delivery or performance of this Agreement or any of the Ancillary Agreements. This Agreement constitutes a valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting creditors' rights generally and except as such enforcement may be limited by general principles of equity. When signed and delivered by Seller, the Ancillary Agreements will also constitute valid and binding obligations of Seller enforceable against Seller in accordance with their terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting creditors' rights generally and except as enforcement may be limited by general principles of equity. Except as shown on Schedule 3.3, the signing, delivery and performance of this Agreement and the Ancillary Agreements by Seller does not and will not: (a) violate or conflict with the Articles of Incorporation or Bylaws of Seller; (b) violate, conflict with, result in a breach or termination of, otherwise give any other Person the right to terminate, constitute a default under or result in the loss of any benefit or right under, the terms of any of the Executory Contracts or any other agreement or instrument under which any of the Assets is bound; (c) violate, conflict with, result in a breach or termination of, otherwise give any other Person the right to terminate, constitute a default under or result in the loss of any benefit or right under, the terms of any contract or instrument (other than the Executory Contracts) to which Seller is a party or by which Seller is bound if such violation, conflict, breach or other consequence would or could have a Material Adverse Effect; (d) result in the creation of any Lien upon any of the Assets; (e) violate any judgment, order, injunction, decree or award of any Governmental Authority binding upon any of the Assets or any aspect of Seller's GaAs Business or (f) constitute a violation of law by Seller.


         3.3 Consents and Approvals. Except as shown on Schedule 3.3, no consent or approval of, or filing or registration with, any Governmental Authority or any other Person, by Seller, is or will be necessary in connection with the signing, delivery or performance by Seller of this Agreement or any of the Ancillary Agreements or the use of the Assets by Buyer after the Closing, it being understood that this Section 3.3 does not address any consents or approvals that might be required under agreements to which Buyer is a party.


         3.4 Expense Statements and Changes. Schedule 3.4 includes statements of the "external" expenses incurred by Seller in conducting its GaAs Business during each of the 21 months beginning with January 1996 and ending with September 1997 (the "Expense Statements"). The Expense Statements were prepared on an accrual basis and correctly reflect such external expenses. The references in this Section 3.4 to "external" are intended to exclude payments or payment obligations for goods and services obtained by Seller for its GaAs Business from other business units of Seller or from Affiliates of Seller. However, salary and other compensation paid or payable to employees and consultants are not considered "external" for this purpose and thus are reflected on the Expense Statements.


         3.5 Taxes. Neither Buyer nor any Affiliate of Buyer shall have any liability for any Taxes payable by Seller or any entity that filed, files, was required to file or is required to file a consolidated or combined Tax Return with Seller.


         3.6 Litigation. Except as shown on Schedule 3.6, to the Knowledge of Seller, there is no legal, administrative, governmental or other suit, action, arbitration, proceeding or investigation pending or threatened against or affecting Seller, which alone or in the aggregate for all such matters could, if adversely determined, have a Material Adverse Effect. Schedule 3.6 sets forth a summary description of all legal, administrative, governmental and other suits, actions, arbitrations, proceedings and investigations pending or threatened against or affecting Seller in connection with Seller's GaAs Business or any Asset and of which Seller has Knowledge. Except as disclosed on Schedule 3.6, there is no judgment, decree, injunction or order of any Governmental Authority outstanding applicable to Seller in connection with Seller's GaAs Business or any Asset.

         3.7 Title and Condition. Seller has good title to all the Assets, in each case free and clear of all Liens, and Buyer will have such title to the Assets immediately after the Closing. Schedule 3.7(a) contains a complete and accurate list, as of July 31, 1997, of all the Tangible Assets that had an original cost, in each case in excess of $1,000. Since July 31, 1996, Seller has not transferred or disposed of any Inventories or Tangible Property, or shipped or removed any Inventories or Tangible Property from the Property (in each such case, including to other business units of Seller or to any Affiliates of Seller), except in the ordinary course of Seller's business. The equipment listed on Schedule 3.7(b) is in good working order and repair, ordinary wear and tear excepted.


         3.8 Compliance With Laws. Seller has conducted and is currently conducting the GaAs Business in material compliance with all applicable laws.


         3.9 Brokers' and Finders' Fees. No agent, broker, finder or other Person acting on behalf of Seller or any Affiliate of Seller is or will be entitled to any commission or brokers' or finders' fee in connection with this Agreement or any of the transactions it contemplates by reason of the conduct of Seller or any such Affiliate.


         3.10 Employee Matters. Schedule 3.10 sets forth the current rate of compensation paid to each Employee and the amount and medium of any bonuses or other special compensation paid to each Employee since 1995. Seller is not a party to any collective bargaining agreement respecting any of the Employees. To Seller's Knowledge, no labor union organizing activities have occurred or are occurring among any of the Employees.


         3.11 Employee Benefits. Schedule 3.11 sets forth a list of each employee benefit plan within the meaning of ERISA Section 3(3) that is or was maintained or contributed to by or on behalf of Seller for the benefit of any of the Employees (a "Plan"). To the Knowledge of Seller, each Plan has been operated in material compliance with its terms and materially complies with all requirements applicable to that Plan under the Tax Code and ERISA. No Plan is or was subject to Title IV of ERISA.


         3.12 Environmental Matters. Except as shown on Schedule 3.12, Seller has no knowledge of any condition or circumstance present at or arising out of the Property (including, but not limited to, the presence of asbestos-containing materials, the presence of underground storage tanks or a Release of any Hazardous Substance) which, individually or in the aggregate, could have a Material Adverse Effect. Seller has not received notification (and has no Knowledge that any other Person has received notification) from any Governmental Authority that, as to the Property or any business or activities ever conducted on the Property, there exists or has occurred a violation of any applicable Environmental Laws or a condition or circumstance that requires a response, removal or remedial action. Except as shown on Schedule 3.12, Seller has no Knowledge of any circumstance or condition present at or arising out of the Property that may give rise to any Environmental Liabilities. Seller is in material compliance with all applicable Environmental Laws. Except as shown on
Schedule 3.12, to Seller's Knowledge, the Property is not or was not formerly the site of a gasoline service station, automotive repair facility or other commercial or industrial facility involving the use, storage, handling or disposal of any Hazardous Substance.


         3.13 Executory Contracts. Schedule 3.13 contains a complete list of all the Executory Contracts. Seller has furnished Buyer with true and complete copies of all the Executory Contracts, as well as the Current Sublease. All the Executory Contracts are binding and enforceable obligations of Seller and, to the Knowledge of Seller, the other parties thereto, except (with respect to enforcement) as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting creditors' rights generally and except as enforcement may be limited by general principles of equity. Seller and, to the Knowledge of Seller, all other parties to all the Executory Contracts and the Current Sublease have in all material respects performed all obligations required to be performed by them and are not in material default thereunder.


         3.14 Permits. Schedule 3.14 sets forth a complete and accurate list of all material permits, licenses, waivers, exemptions and other governmental authorizations and approvals required or used primarily or solely in connection with the conduct of Seller's GaAs Business (the "Permits"). All the Permits have been duly obtained and are in full force and effect. Except as shown on Schedule 3.14, Seller is in material compliance with the requirements, terms and conditions of all the Permits.


         3.15 Inventories. Schedule 3.15 consists of a summary of the Inventories, by type of item and quantity, as of October 31, 1997. That summary is substantially accurate. Buyer acknowledges that the Inventories are being sold to Buyer "as is" and that the only representations and warranties Buyer is making with respect to the Inventories are as set forth in the previous sentence and in Schedule 3.15.


         3.16 Intellectual Property. Representations and warranties of Seller regarding patents, other "intellectual property" and related matters appear in the License Agreement. This Agreement contains no such representations or warranties. However, as indicated in the License Agreement, Article VII of this Agreement provides remedies regarding any breach of any of those representations and warranties.


         3.17 Other Material Information. There is no fact or circumstance which, to the Knowledge of Seller, has or would be likely to have a Material Adverse Effect which has not been set forth in this Agreement or the License Agreement and is not otherwise generally known or knowable by the public or by Buyer from sources other than Seller or the due diligence materials and information made available by Seller to Buyer in connection with the transactions contemplated by this Agreement.


                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF BUYER

                  Buyer hereby represents and warrants to Seller that the following representations and warranties are true, accurate and complete as of the date of this Agreement:


         4.1 Due Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted.


         4.2 Authority. Buyer has all requisite power and authority to enter into and perform this Agreement and the Ancillary Agreements. The signing, delivery and performance of this Agreement and the Ancillary Agreements by Buyer have been duly and validly authorized by all necessary corporate action on the part of Buyer. This Agreement constitutes a valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting creditors' rights generally and except as such enforcement may be limited by general principles of equity. When signed and delivered by Buyer, the Ancillary Agreements will also constitute valid and binding obligations of Buyer enforceable against Buyer in accordance with their terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting creditors' rights generally and except as enforcement may be limited by general principles of equity. The signing, delivery and performance of this Agreement and the Ancillary Agreements by Buyer do not and will not: (a) violate or conflict with the Articles of Incorporation or Bylaws of Buyer; (b) violate, conflict with, result in a breach or termination of, otherwise give any other Person the right to terminate, constitute a default under or result in the loss of any benefit or right under, the terms of any contract or other instrument to which Buyer is a party or by which Buyer or any of its assets is bound; (c) violate any judgment, order, injunction, decree or award of any Governmental Authority binding upon Buyer or any of its assets or (d) constitute a violation of any law by Buyer.


         4.3 Financial Resources. Buyer has sufficient cash resources to pay the entire purchase price for the Assets.


         4.4 Consents and Approvals No consent or approval of, or filing or registration with any Governmental Authority or any other Person, by Buyer, is or will be necessary in action with the signing, delivery or performance by Buyer of this Agreement or any of the Ancillary Agreements.

         4.5 Brokers' and Finders' Fees. Except for Alliant Partners, no agent, broker, finder or other Person acting on behalf of Buyer or any Affiliate of Buyer is or will be entitled to any commission or brokers' or finders' fee in connection with this Agreement or the transactions it contemplates by reason of the conduct of Buyer or any Affiliate of Buyer. Buyer shall pay the fee of Alliant Partners.


                                    ARTICLE V

                                CERTAIN COVENANTS


         5.1 Access to Information. Seller shall afford Buyer and its representatives full access, during normal business hours on reasonable notice, to the Property, the Assets and Seller's reports, books and records relating solely or primarily to the Assets and Seller's GaAs Business. Subject to reasonable limitations imposed by Seller and to any confidentiality obligations of Seller to other Persons, Buyer shall have the right to make copies, extracts and summaries of all such reports, books and records. Each Party shall keep confidential all non-public information obtained from the other Party and shall not disclose or use any such information for any purpose other than in connection with the transactions contemplated by this Agreement. However, subject to Section 8 of the License Agreement, nothing in this Section 5.1 or elsewhere shall prohibit any use or disclosure by Buyer of any confidential information about the Assets or the GaAs Business as conducted by Buyer after the Closing.


         5.2 Conduct of the Business. Before the Closing, Seller shall use its best efforts: (a) to conduct the GaAs Business only in the ordinary course consistent with past practice and applicable law; (b) to preserve the goodwill of the Employees and Seller's suppliers, customers and others with whom Seller has relationships in connection with the GaAs Business and (c) to preserve the value of the Assets and the GaAs Business.


         5.3 Certain Actions Prohibited. Before the Closing, except as expressly permitted or required by this Agreement or as consented to in writing by Buyer, Seller shall refrain from:


                  (a) hiring any employees, agents or consultants for the GaAs Business or increasing the salary of, or benefits of or any other compensation payable to, any Employees;


                  (b) creating or suffering any Lien on any of the Assets;

                  (c) selling, transferring or otherwise disposing of any Assets, except Inventories in the ordinary course of Seller's GaAs Business;


                  (d) modifying, cancelling or waiving any claims or rights of substantial value relating to any Asset or the GaAs Business;


                  (e) otherwise entering into any transaction relating to the GaAs Business, except in the usual and ordinary manner and in the ordinary course of that business or


                  (f) agreeing, in writing or otherwise, to do any of the foregoing.


                  If and to the extent there is a perceived conflict between this Section 5.3 and Section 5.2, this Section 5.3 shall prevail.


         5.4 Public Announcements. Any press releases or other public announcements before or in connection with the Closing by either Party regarding this Agreement or any of the transactions it contemplates will be submitted to the other Party for comment at least two business days before it is released or made.

         5.5 Employees. Prior to, but in connection with, the Closing, Seller shall permit Buyer to offer employment to those Employees whom Buyer indicates it wishes to employ after the Closing (the "Offerees"). Seller shall encourage those Employees to accept employment with Buyer. Seller in all events shall be responsible for and pay all obligations and liabilities to or respecting all Offerees and other Employees, including any and all severance obligations and liabilities resulting from their termination of employment with Seller, except that Buyer shall be responsible for all obligations and liabilities of Buyer to the Offerees that accept employment with Buyer and which first accrue after (but not as a result of) the Closing.


         5.6 Future Employment. Without Buyer's prior written consent: (a) during the 12 months after the Closing, Seller shall not, and Seller shall cause its Affiliates not to, directly or indirectly employ or otherwise purchase the services of any Offeree hired by Buyer and (b) during the two years thereafter (in other words, during the 24 months beginning 12 months after the Closing), Seller shall not solicit any such Offeree to become an employee or otherwise render services to Seller or any Affiliate of Seller. However, nothing in the previous sentence shall prevent Seller or any Affiliate of Seller from employing or otherwise purchasing services from any Offeree who, at that time, has not been an employee of and has not otherwise rendered services to Buyer or any Affiliate of Buyer during any six consecutive months beginning on the Closing Date.


         5.7 Warranties


                  (a) Division of Responsibilities. Subject to Subsection 5.7(b), Seller shall be responsible for all customer warranties respecting all Products shipped by Seller before the Closing. Buyer shall be responsible for all customer warranties respecting all Products shipped by Buyer after the Closing.


                  (b) Warranty Work by Buyer for Seller. After the Closing, Buyer shall discharge Seller's warranty obligations described in the first sentence of Subsection 5.7(a) by repairing or (more likely) replacing defective Products. For performing this function, Seller shall pay Buyer an amount equal to Buyer's direct costs for time and materials and shall reimburse Buyer for those costs monthly within 30 days after Buyer submits an invoice. Seller shall have reasonable access to Buyer's cost records in order to verify those costs.

         5.8 Special Decommissioning, Closure and Equipment Obligations


                  (a) Storage Area. Seller has used a metal shed in a fenced-off area located at the rear of the Property adjacent to the parking lot to store arsenic. Promptly after the Closing, Seller, at Seller's expense, shall take all steps necessary to decommission that storage area in accordance with applicable law. Decommissioning may require submission of a decommissioning plan for approval by the City of Milpitas. After Seller obtains any necessary approvals from the City, Seller shall promptly decommission the storage area, including in accordance with the City-approved decommissioning plan if there is such a plan. If the storage area has not been decommissioned to the City's satisfaction by May 1, 1998, Buyer, at Buyer's option, may complete the decommissioning at any time thereafter, in which case Seller shall pay all of Buyer's reasonable costs and expenses of doing so. However, Buyer's failure to exercise that option shall not relieve Seller of the obligation to decommission the storage area.

                  (b) Old Waste Water Treatment System. An acid neutralization system was located in a below-ground vault to the rear of the main building constituting part of the Property. Promptly after the Closing, Seller, at Seller's expense, shall take all steps necessary to complete the closure of that acid neutralization system in accordance with applicable law. Closure may require submission of a closure plan for approval by the City of Milpitas. After Seller obtains any necessary approvals from the City, Seller shall promptly implement the closure of the system, including in accordance with the City-approved closure plan if there is such a plan. However, Seller shall not fill the below-ground vault unless the City requires that it be filled. If the acid neutralization system has not been closed to the City's satisfaction by May 1, 1998, Buyer, at Buyer's option, may complete the closure at any time thereafter, in which case Seller shall pay all of Buyer's reasonable costs and expenses of doing so. However, Buyer's failure to exercise that option shall not relieve Seller of the obligation to close the acid neutralization system.


         5.9 Special Environmental Covenant


                  (a) Preliminary Findings. On behalf of Buyer in connection with Buyer's due diligence relating to Buyer's purchase of the Assets, SHN has identified the presence of acetone, ethyl benzene, freon 113 and two isomers of xylene (the "four chemicals") in shallow soil and/or shallow groundwater at the easterly area of the Property, based on SHN's sampling at that location during December 1997. However, owing to the preliminary nature of SHN's investigation and the limited data SHN has acquired to date, SHN has indicated it has not been able to reach reliable conclusions regarding the source of the Release of the four chemicals, the direction of groundwater movement beneath the Property or whether such chemicals might be found in other concentrations and locations beneath or adjacent to the Property as a result of Releases, if any, originating at the Property. The purpose of this Section 5.9 is to set forth an action plan intended to resolve those uncertainties and to take remedial action if and to the extent appropriate under applicable law.


                  (b) Further Investigation. After the Closing, SHN, as Buyer's consultant, and an environmental consultant selected by Seller ("Seller's Consultant") shall jointly develop a report of the data SHN has developed to date and a proposed work plan designed to determine, to a reasonable degree of certainty as may be required by the Regional Board, the possible sources of the Releases of the four chemicals and the concentrations and approximate locations of each at or near the

Property. SHN and Seller's Consultant shall submit their joint report and work plan to the Regional Board for the Regional Board's approval and shall make whatever modifications to, or extensions of, that work plan that the Regional Board may require from time to time. After the Regional Board approves the plan, Seller's Consultant shall implement the work plan subject to reasonable oversight by SHN. If implementation reveals the presence, in the soil, surface water or groundwater at the Property, of detectable quantities of any Hazardous Substances in addition to the four chemicals, SHN and Seller's Consultant shall report that presence to the Regional Board and shall extend their investigation to include those additional Hazardous Substances in order to ascertain their sources, concentrations and locations if and as may be required by the Regional Board. The investigation may also extend off-site of the Property if the Regional Board so requires. Seller and Buyer, with the assistance, respectively, of Seller's Consultant and SHN, shall be entitled to contest or appeal the Regional Board's conclusions or requirements consistent with the principles and purposes set forth in this Section 5.9.


                  (c) Repair and Remediation. Following completion of the investigation (or before completion if SHN and Seller's Consultant conclude that is preferable or if they are so directed by the Regional Board), in accordance with a work plan jointly prepared and submitted to and approved by the Regional Board, Seller shall cause whatever steps are required by the Regional Board to be taken to:
(i) remediate the presence of any Hazardous Substances (whether consisting of any of the four chemicals, other Hazardous Substances or both), which the investigation has indicated are present at the Property or have migrated from the Property to off-site locations and (ii) complete any monitoring that the Regional Board may require. Seller shall also obtain a "no further action" letter from the Regional Board with respect to the Property. Seller's remediation obligations under this paragraph shall extend to any of the four chemicals and any other Hazardous Substances released after the Closing pending completion of any repairs or replacements required by the next sentence, provided that, at Seller's expense, Buyer takes such reasonable steps to mitigate those further Releases as Seller and Buyer agree. If the investigation indicates that the source of any Release at the Property of any of the four chemicals or other Hazardous Substance is or was broken or otherwise defective equipment, piping or other improvements at the Property, then, irrespective of whether those four chemicals or other Hazardous Substances are being released in quantities that have resulted in identified concentrations exceeding maximum concentration levels, Seller shall cause that broken or otherwise defective equipment, piping or other improvements to be repaired or replaced, so that they will no longer be a source of such Releases. All such steps shall be taken in a manner designed to minimize the disruption to Buyer's operations at the Property.


                  (d) Costs and Expenses. Except as provided in the last sentence of this paragraph, Seller shall pay all the reasonable costs and expenses incurred in implementing this Section 5.9 including, without limitation, all fees and costs of Seller's Consultant, and the investigation, remediation and repair contemplated by this Section 5.9. Seller shall fund all such costs and expenses on a current basis rather than reimburse Buyer after Buyer advances funds. Buyer shall pay the fees and costs of SHN.


                  (e) Relationship to Article VII. Nothing in this Section 5.9 or in Section 5.8 shall in any manner diminish Seller's obligations under
Article VII.


         5.10 Good Faith Efforts. Buyer and Seller shall use their respective good faith efforts to cause each condition precedent to the completion of the transactions contemplated by this Agreement over which they have control or influence to be satisfied as soon as is reasonably practicable after this Agreement is signed. However, such efforts need not include the payment of money or other consideration to other Persons or require that any Party waive any condition to its obligation to complete the Closing set forth in Article VI.


         5.11 Further Assurances. At any time after the Closing and without payment of any additional consideration by Buyer, Seller shall sign and deliver such further documents as may be reasonably requested by Buyer in order to give effect to the provisions of this Agreement and the Ancillary Agreements and shall also assist Buyer in obtaining any of the consents or approvals listed or required to be listed on Schedule 3.3 that have not been obtained by the Closing. In the meantime, if any such consents or approvals have not been obtained by the Closing, Seller shall exercise its reasonable good faith efforts to assure that Buyer enjoys the full economic benefits of the Assets and the Executory Contracts that it would have enjoyed if such consents and approvals had been obtained by the Closing. In addition, during the 12 months after the Closing but subject to reasonable limitations and reimbursement by Buyer for Seller's reasonable, documented, out-of-pocket expenses, Seller shall assist Buyer in connection with any lawsuit, tax audit, other inquiry, accounting review or audit, proceeding or other matter, whether or not currently pending, which to any extent arises out of events or circumstances that precede the Closing.

                                   ARTICLE VI

                       CONDITIONS PRECEDENT TO THE CLOSING


         6.1 Condition to the Obligation of Each Party. The obligation of each Party to this Agreement to complete the Closing is subject to the condition that neither Party is subject to any order, decree or injunction of any Governmental Authority of competent jurisdiction that enjoins or prohibits the completion of any of the transactions contemplated by this Agreement.


         6.2 Additional Conditions to the Obligation of Buyer. The obligation of Buyer to complete the Closing is further subject to the fulfillment of all the following conditions (in addition to the condition set forth in Section 6.1), unless waived in writing by Buyer:


                  (a) Accuracy of Representations and Warranties. Each representation and warranty in Article III and in the License Agreement shall have been true and correct in all material respects on the date of this Agreement and as of the Closing Date, with the same force and effect as though made as of the Closing Date, provided that the reference in this sentence to "material" shall be disregarded with respect to any representation or warranty that is already expressly qualified in some manner by materiality.


                  (b) Compliance with Agreement. All the covenants in this Agreement required to be performed by Seller before the Closing shall have been performed in all material respects.


                  (c) Compliance Certificate. Seller shall have delivered a certificate to Buyer, signed by Seller's President, dated the Closing Date, certifying to the satisfaction, as of the Closing Date, of the conditions set forth in Subsections 6.2(a) and (b).


                  (d) Consents. Seller shall have received the consents and approvals listed or required to be listed on Schedule 3.3.


                  (e) Opinion of Counsel. Buyer shall have received an opinion of Claudia Carrington or Gray Cary Ware & Freidenrich, counsel to Seller, addressed to Buyer, dated the Closing Date and containing the conclusions set forth on Exhibit C.

                  (f)  Ancillary  Agreements.   Seller  shall  have  signed  and
delivered the Ancillary Agreements and Oak Creek Delaware, Inc. shall have consented in writing to the New Sublease.


                  (g) Absence of Litigation. No action, suit or proceeding shall be completed, pending or threatened before any Governmental Authority wherein an unfavorable judgment, order, decree, stipulation, injunction or charge which, in the exercise of Buyer's good faith judgment, does or could: (i) prevent completion of the Closing; (ii) cause Buyer's purchase of the Assets from Seller to be rescinded or reversed after the Closing or (iii) adversely affect the legal right or practical ability of Buyer to operate the Assets or the GaAs Business in substantially the same manner they were operated before the Closing.


         6.3 Additional Conditions to the Obligations of Seller. The obligation of Seller to complete the Closing is further subject to the fulfillment of all the following conditions (in addition to the condition set forth in Section 6.1), unless waived in writing by Seller:


                  (a) Accuracy of Representations and Warranties. Each representation and warranty in Article IV shall have been true and correct in all material respects on the date of this Agreement and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.


                  (b) Compliance with Agreement. All the covenants in this Agreement required to be performed by Buyer before the Closing shall have been performed in all material respects.


                  (c) Compliance Certificate. Buyer shall have furnished a certificate to Seller, signed by Buyer's President and Chief Executive Officer, dated the Closing Date, certifying to the satisfaction, as of the Closing Date, of the conditions set forth in Subsections 6.3(a) and (b).


                  (d) Opinion of Counsel. Seller shall have received an opinion from Heller Ehrman White & McAuliffe, counsel to Buyer, addressed to Seller, dated the Closing Date, containing the conclusions set forth on Exhibit D.


                  (e)  Ancillary   Agreements.   Buyer  shall  have  signed  and
delivered the Ancillary Agreements and Oak Creek Delaware, Inc. shall have consented in writing to the New Sublease.

                  (f) Absence of Litigation. No action, suit or proceeding shall be completed, pending or threatened before any Governmental Authority wherein an unfavorable judgment, order, decree, stipulation, injunction or charge which, in the exercise of Seller's good faith judgment, does or could: (i) prevent completion of the Closing or (ii) cause Seller's sale of the Assets to Buyer to be rescinded or reversed after the Closing.


                                   ARTICLE VII

                                 INDEMNIFICATION

         7.1 By Seller.


                  (a) In General. Subject to the balance of this Article VII, Seller shall indemnify Buyer and Buyer's Affiliates (collectively "Buyer Indemnitees") and hold them harmless from and against any and all Losses that constitute, result from, arise out of or are otherwise connected with: (i) any Environmental Liabilities, any obligations or liabilities of Seller relating to Taxes and any other obligations or liabilities of Seller, other than the Assumed Obligations, arising out of or otherwise connected with any event, occurrence or condition preceding the Closing (including preceding the date of this Agreement), whether or not accrued, absolute, contingent, known, unknown, asserted or unasserted; (ii) any breach of any representation or warranty set forth in Article III, in the License Agreement or in any certificate submitted to Buyer in connection with the Closing; (iii) any claim by any "third party" which, if true, would demonstrate a breach of any representation or warranty set forth in Article III or in any certificate submitted to Buyer in connection with the Closing (but not, in the case of this clause (iii), any breach of any representation or warranty set forth in the License Agreement) or (iv) any (A) claim or assertion by Oak Creek Delaware, Inc. or Harris Corporation that the New Sublease resulted in the termination of, or otherwise impaired, the five-year extension option in the Current Sublease, as made available to Buyer under the New Sublease (the "Extension Option"); (B) failure by Harris Corporation to give Oak Creek Delaware, Inc. a timely notice of Buyer's exercise of that option if Seller or Buyer timely notifies Harris Corporation that Harris Corporation should give such a notice (but not if Harris Corporation is the subject of a chapter proceeding under the United States Bankruptcy Code and the Bankruptcy Court has confirmed a rejecton of the Master Lease or the Sublease by Harris Corporation; (C) breach of the Master Lease by Harris Corporation not caused by Buyer that results in the termination of the Master Lease or loss of the Extension Option or (D) loss of the Extension Option due to Harris Corporation no longer being a validly existing corporation or the guaranty being unenforceable against Harris Corporation for any reason. Seller shall have no obligation under clause (i) of this Subsection 7.1(a) with respect to any of the subjects addressed in Seller's representations or warranties set forth in the License Agreement that arise from Buyer's use of the "intellectual property" and other rights licensed by Seller to Buyer under the License Agreement.


                  (b) Threshold. Notwithstanding paragraph (a) of this Section 7.1, Seller shall not be required to indemnify the Buyer Indemnitees under that paragraph unless and until the total Losses under that paragraph exceed $25,000. If that total does exceed $25,000, Seller shall indemnify the Buyer Indemnitees for all such Losses, not just the amount in excess of $25,000.


                  (c) Cap. Notwithstanding paragraph (a) of this Section 7.1, Seller shall not be required to indemnify the Buyer Indemnitees under that paragraph for any Losses in excess of a total of $3 million, provided, however, that the limitations set forth in this sentence shall not apply to: (i) any obligation or liability of Seller under clause (i) of that paragraph with respect to any Taxes or Environmental Liabilities or (ii) any breach of any of Seller's representations or warranties set forth in Section 3.12. The "cap" specified in this paragraph shall also apply to any "off-contract" remedies available to any Buyer Indemnitee in connection with this Agreement or any of the transactions to which it relates. Except with respect to fraud and the matters covered by Section 7.5, that "cap" shall be the limit of Seller's obligations to all the Buyer Indemnitees under any contractual or other theories or causes of action with respect to this Agreement or any of the transactions to which it relates.

         7.2 By Buyer.


                  (a) In General. Subject to the balance of this Article VII, Buyer shall indemnify Seller and Seller's Affiliates (the "Seller Indemnitees") and hold them harmless from and against any and all Losses that constitute, result from, arise out of or are otherwise connected with: (i) the Assumed Obligations; (ii) any Environmental Liabilities or any other obligations or liabilities of Buyer arising out of or otherwise connected with any event, occurrence or condition after the Closing relating to Seller's GaAs Business as conducted at the Property and whether or not accrued, absolute, contingent, known, unknown, asserted or unasserted or (iii) any breach (or any claim by a "third party" which, if true, would demonstrate a breach) of any representation or warranty of Buyer set forth in Article IV.


                  (b) Threshold. Notwithstanding paragraph (b) of this Section 7.2, Buyer shall not be required to indemnify the Seller Indemnitees under that paragraph unless and until the total Losses under that paragraph exceed $25,000. If that total does exceed $25,000, Buyer shall indemnify the Seller Indemnitees for all such Losses, not just the amount in excess of $25,000.

                  (c) Cap. Notwithstanding paragraph (a) of this Section 7.2, Buyer shall not be required to indemnify the Seller Indemnitees under that paragraph for any Losses in excess of a total of $3 million, provided, however, that the limitation set forth in this sentence shall not apply to any obligation or liability of Buyer under clause (ii) of that paragraph with respect to any Environmental Liabilities. The "cap" specified in this paragraph shall also apply to any "off-contract" remedies available to any Seller Indemnitee in connection with this Agreement or any of the transactions to which it relates. Except with respect to fraud and the matters covered by Section 7.5, that "cap" shall be the limit of Buyer's obligations to all the Seller Indemnitees under any contractual or other theories or causes of action with respect to this Agreement or any of the transactions to which it relates.


         7.3 Indemnification Procedure for Third-Party Claims. If any action or claim (a "Third-Party Claim") is commenced against any Buyer Indemnitee or Seller Indemnitee (in any case, an "Indemnitee"), by a Person other than an Indemnitee, for which an Indemnitee is entitled to seek and does seek indemnification from one or more of the Indemnitors under Section 7.1 or 7.2 (collectively, as appropriate, the "Indemnitors"), the Indemnitee shall notify the Indemnitor in writing and summarize the nature of the Third-Party Claim and the basis upon which it appears to have been asserted. Any delay in giving such a notice shall not affect the rights of the Indemnitee under this Article VII, unless and then only to the extent the Indemnitor demonstrates that such delay prejudiced the rights of the Indemnitor with respect to the Third-Party Claim. Within 10 days after an Indemnitee gives such a notice, the Indemnitor shall notify the Indemnitee in writing whether the Indemnitor elects to defend the Third-Party Claim. If the Indemnitor so elects to defend, it shall do so but shall not settle or compromise the Third-Party Claim without the Indemnitee's prior written consent. If the Indemnitor does not so elect to defend or fails to defend, the Indemnitee shall be entitled, but not obligated, to defend. Irrespective of whether the Indemnitor defends or the Indemnitee defends, the Indemnitor shall pay and currently fund all costs and expenses of the defense. Moreover, if the Indemnitor does not so elect to defend or fails to defend, the Indemnitee, after giving the Indemnitor at least five days' prior written notice of its intention to proceed with a settlement, need not consult the Indemnitor regarding any settlement and shall nevertheless retain all rights to indemnification with respect to that settlement that are otherwise provided in this Article VII.


         7.4 Survival. Except as provided in the balance of this Section 7.4, the indemnification obligations set forth in this

Article VII shall survive for two years after the Closing. The indemnification obligations relating to Taxes in clause (i) of Section 7.1 and the representations and warranties set forth in Section 3.5 shall survive for seven years after the Closing. The indemnification obligations relating to Environmental Liabilities (clause (i) of Sections 7.1 and clause (ii) of Section 7.2) and the representations and warranties set forth in Section 3.12 shall survive for ten years after the Closing. The indemnification obligations relating to the representations and warranties set forth in the License Agreement shall survive for five years after the Closing. The last date of the two-year, five-year, seven-year and ten-year periods specified above are referred to as "Expiration Dates". The indemnification obligations shall be of no further force and effect after the relevant Expiration Date, unless and then only to the extent that a claim or claims for indemnification have been asserted in writing to the Indemnitor on or before the relevant Expiration Date.


         7.5 Covenants Not Covered. The rules regarding indemnification set forth in this Article VII (including, for example, the thresholds, caps and survival periods) shall not govern any breach of any covenant of either Party set forth in Article V or any other Article or in the License Agreement. Rather, in the event of any such breach, the non-breaching Party shall have its normal remedies for breach of contract subject, however, to Sections 9.4 and 9.5.


         7.6 Irrelevance of Due Diligence. Nothing that Buyer or its representatives learn in the course of their due diligence, whether before or after the date of this Agreement, that is not expressly set forth in this Agreement including the Schedules, shall diminish or otherwise affect any of the representations or warranties, or any of the indemnification or other obligations, of Seller contained in this Agreement or in any document delivered by Buyer in connection with the Closing.


                                  ARTICLE VIII

                                   TERMINATION


         8.1 Grounds for Termination. This Agreement may be terminated at any time before the Closing:


                  (a) by the mutual written consent of the Parties or


                  (b) at any time on or after December 31, 1997, by Buyer alone, if Buyer determines, in the exercise of its good faith judgment, that any condition set forth in Section 6.1 or

6.2 has not been satisfied or waived, unless Buyer has materially breached this Agreement or


                  (c) at any time on or after December 31, 1997, by Seller alone, if Seller determines, in the exercise of its good faith judgment, that any condition set forth in Section 6.1 or 6.3 has not been satisfied or waived, unless Seller has materially breached this Agreement.


         8.2 Certain Effects of Termination. Following any termination of this Agreement under Section 8.1, neither Party shall have any liability to the other Party for any breach of any representation, warranty or covenant contained in this Agreement unless that breach was willful.

                                   ARTICLE IX

                                  MISCELLANEOUS


         9.1 Notices. All notices and other communications required by or made in connection with this Agreement shall be in writing and shall be deemed to have been duly given on the date of delivery, if delivered in person or by courier, or three days after mailing, if mailed by first class mail, postage prepaid, addressed as follows:



     If to Buyer:          Watkins-Johnson Company
                           333 Hillview Avenue
                           Palo Alto, California 94304
                           Attention: Mr. Frank Emery

        with a copy to:    Heller Ehrman White & McAuliffe
                           333 Bush Street
                           San Francisco, California  94104
                           Attention:  Daniel E. Titelbaum, Esq.

     If to Seller:         Samsung Semiconductor, Inc.
                           3655 North First Street
                           San Jose, California 95134
                           Attention: Mr. Y.B. Rha

        with a copy to:    Samsung Semiconductor, Inc.
                           3655 North First Street
                           San Jose, California 95134
                           Attention: Claudia Carrington, Esq.

The names and addresses specified in this Section may be changed by means of a notice given in accordance with this Section.

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

         9.2 Governing Law. This Agreement shall be governed by the laws of the State of California but without regard to its laws regarding conflicts of laws.


         9.3 Expenses. Each Party shall pay all the costs and expenses incurred by it in connection with the negotiation and drafting of this Agreement and the Ancillary Agreements, and the completion of the Closing.


         9.4 Arbitration. Any and all disputes arising under or otherwise connected with this Agreement shall be finally settled by arbitration under the commercial rules of the American Arbitration Association. There shall be three arbitrators, one appointed by Seller, one appointed by Buyer and the third appointed by the two arbitrators so selected. If a third arbitrator has not been appointed by the 15th day after the first arbitrator has been appointed, the American Arbitration Association shall select that third arbitrator. The Parties shall have all rights to discovery provided by Section 1283.05 of the California Code of Civil Procedure. All awards and orders of the arbitration panel shall be final and binding on both Parties. Judgment upon any arbitration award or order may be entered in any court having jurisdiction. The arbitrators shall not have the power to award punitive damages, treble damages or any other damages that are not compensatory even if permitted under the laws of California or any other applicable law. The arbitration shall be conducted in Palo Alto, California.


         9.5 Costs of Enforcement. In the event of any arbitration respecting this Agreement or any of the matters to which it relates (see Section 9.4) or any litigation respecting this Agreement or any such matters, the Party or Parties that substantially prevail in that arbitration or litigation shall be entitled to recover their reasonable costs and expenses incurred in connection with that proceeding (including their attorneys' fees and costs) from the Party or Parties that did not substantially prevail. In the event of "crossing" indemnity claims regarding similar subject matter (for example, Environmental Liabilities regarding or allegedly regarding events that occurred both before and after the Closing and, in the case of the latter, for which Seller is not otherwise responsible under Section 5.9), such costs and expenses shall be reasonably apportioned based on the outcome of those crossing claims. The reference in this Section 9.5 to litigation shall not affect the interpretation of Section 9.4. The third party beneficiaries of this Agreement (see Section 9.9) shall be considered "Parties" for purposes of Section 9.4 and this Section 9.5.

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

         9.6 Amendment. This Agreement may be amended only by means of a written instrument signed by each Party.


         9.7 Assignment. Except as provided in the next two sentences, no Party to this Agreement may assign or delegate all or any portion of its rights or obligations under this Agreement without the prior written consent of the other Party. However, before or after the Closing, without the need for any further consent, Buyer may assign its rights under this Agreement to any direct or indirect wholly-owned subsidiary of Buyer, it being understood that any such assignment shall not relieve Buyer of any obligation under this Agreement. Also, after the Closing, without the need for any further consent, Buyer may assign its rights under Article VII to any Person that acquires all or a substantial portion of the Assets or Buyer's GaAs Business, it being understood, again, that any such assignment shall not relieve Buyer of any obligation under this Agreement.

         9.8 Counterparts. For convenience, this Agreement may be signed in counterparts which together shall constitute one instrument.


         9.9 Third Party Beneficiaries. Buyer's Affiliates and Seller's Affiliates shall be third party beneficiaries of Article VII. Otherwise, this Agreement is for the sole benefit of the Parties and not for the benefit of any other Person.


         9.10 Entire Agreement. This Agreement and the Ancillary Agreements contain the entire agreement and understanding between

         Buyer and Seller regarding their subject matter.


         IN WITNESS WHEREOF, the Parties have signed and delivered this Agreement as of the date that appears in its first paragraph.


                                    WATKINS-JOHNSON COMPANY



                                    By   s/W. Keith Kennedy
                                        -------------------
                                        W. Keith Kennedy,
                                        President and Chief
                                        Executive Officer




                                    By   s/Scott Buchanan
                                        -------------------
                                        Scott Buchanan,
                                        Vice President and Chief
                                        Financial Officer



                                    SAMSUNG SEMICONDUCTOR, INC.



                                    By   s/Y.B. Rha
                                        -------------------
                                        Y.B. Rha,
                                        President




                                    By   s/B.S. Cho
                                        -------------------
                                        B.S. Cho
                                        Vice President of Finance